Exhibit 99.1

NEWS RELEASE

Contact:	Connie Chandler
Investor Relations
Tele: 714-573-1121
Email: investor_relations@mflex.com

M-FLEX ANNOUNCES RULE 10b5-1 STOCK TRADING PLAN

Anaheim, CA, Dec. 11, 2006 – Multi-Fineline Electronix, Inc. (NASDAQ: MFLX), a leading global provider of high-quality, technologically advanced flexible printed circuit and value-added component assembly solutions to the electronics industry, today announced that one of its executive officers has established a trading plan adopted in accordance with Rule 10b5-1 of the Securities Exchange Act of 1934 and the company’s insider trading policy.

The executive officer who adopted the trading plan is Thomas Lee, who joined M-Flex in 1986 and currently serves as executive vice president of operations for the company. Mr. Lee entered into the trading plan while he was not in possession of any material, nonpublic information about the company.

Mr. Lee, who is 47 years-old and expects to continue to serve as an executive officer of the company in the years ahead, entered into a plan which allows for transactions to take place between December 20, 2006, and May 31, 2007. During this period, he will exercise options covering 55,435 shares and sell the resulting shares, as well as sell an additional 11,250 shares (1,250 of which resulted from the vesting this month of restricted stock units (RSUs)), on certain specified days during the plan. In addition to the options and shares subject to his trading plan, Mr. Lee holds options covering 63,465 shares and RSUs covering 3,750 shares of the company’s common stock. On July 3, 2006, Mr. Lee cancelled a previous trading plan announced on May 31, 2006, without any trades being made under that plan.

Rule 10b5-1(c) allows individuals to adopt written plans when they are not in possession of any material, nonpublic information to sell shares under pre-arranged terms. The rule allows individuals adopting such plans to sell shares over a specified period of time, even if subsequent material and nonpublic information becomes available to them. Using these plans, officers and directors can gradually diversify their investment portfolios, can spread stock trades out over an extended period of time to reduce any significant market impact and can avoid concerns about whether they had material, nonpublic information when they traded in the company’s stock. Sales of stock by Mr. Lee under his trading plan will be disclosed publicly through Form 144 and Form 4 filings with the U.S. Securities and Exchange Commission.

About M-Flex

M-Flex (www.mflex.com) is a global provider of high-quality, technologically advanced flexible printed circuit and value-added component assembly solutions to the electronics industry. The company is one of a limited number of manufacturers that provides a seamless, integrated end-to-end flexible printed circuit solution for customers, ranging from design and application engineering, prototyping and high-volume manufacturing to turnkey component assembly and testing. The company targets its solutions within the electronics market and, in particular, focuses on applications where flexible printed circuits are the enabling technology in achieving a desired size, shape, weight or functionality of an electronic device. Current applications for the company’s products include mobile phones, smart mobile devices, portable bar code scanners, personal digital assistants, computer/storage devices and medical devices. M-Flex’s common stock is quoted on the Nasdaq Global Select Market under the symbol MFLX.

Certain statements in this news release are forward-looking statements that involve a number of risks and uncertainties. Such forward-looking statements include statements which may be preceded by the words “will,” “expect” or similar words. For such statements, the company claims the protection of the Private Securities Litigation Reform Act of 1995. Actual events or results may differ materially from the company’s expectations. Important factors that could cause actual results to differ materially from those stated or implied by the company’s forward-looking statements are disclosed in the company’s SEC reports, including its registration statement on Form S-4, as amended and filed with the SEC on November 27, 2006. These forward-looking statements represent the company’s judgment as of the date of this release. The company disclaims any intent or obligation to update these forward-looking statements.

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